SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 19, 2002

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California	000-33385	33-0945304

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Red Hill Avenue, Santa Ana, California 92705

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 223-1111

Not Applicable

(Former Name or Former Address, if Changed since Last Report)

Item 5. Other Events
Item 7. Exhibits
SIGNATURE
EXHIBIT 99.1

Item 5. Other Events

     On December 16, 2002, the Board of Directors of Calavo Growers, Inc. voted in favor of amending the Company’s Bylaws. The Amended and Restated Bylaws amend Sections 2.06 and 3.02 of the Bylaws in their entirety by, among other things, removing the requirement that a director or director nominee enter into a marketing agreement with Calavo. The Amended and Restated Bylaws are provided in this Current Report as Exhibit 99.1.

Item 7. Exhibits

     (a)  Not Applicable.

     (b)  Not Applicable.

     (c)  Exhibits

     99.1 Amended and Restated Bylaws of Calavo Growers, Inc., a California Corporation

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.,

December 19, 2002
	By:	/s/ Lecil E. Cole Lecil E. Cole Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)

/s/ Wolfgang P. Hombrecher Wolfgang P. Hombrecher Vice President Finance and Corporate Secretary (Principal Financial Officer)

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